Exhibit 99.1

COMSTOCK’S PHYSICS-BASED AI INVESTMENT EMERGES FROM STEALTH
Achieves Key Technical Milestones; Comstock Realigns Investment to Enable Third Party Financing

VIRGINIA CITY, NEVADA, April 29, 2024 – Comstock Inc. (NYSE: LODE) (“Comstock” and the “Company”) today announced the realization of a series of key milestones by Comstock’s strategic investee, Quantum Generative Materials LLC (“GenMat”), including commencement of early adopter sales, qualifying GenMat for significant additional financing at increased valuations that capitalizes on broadly increased investment interest in developers of generative artificial intelligence technologies. Comstock and GenMat have accordingly entered into an agreement that realigns existing equity investment agreements while simplifying and positioning GenMat for accelerated growth.

Key Highlights
•GenMat’s physics-based AI software for high throughput materials discovery is now proven to simulate tens of thousands of new material properties with unique structures at upwards of more than 98% accuracy, dramatically reducing trial and error cycles and accelerating months of development time down to hours.
•GenMat is in discussions with several early adopters, including globally recognized stakeholders in high value applications, for commercializing across several industries starting with batteries and semiconductors.
•GenMat’s hyperspectral orbital imaging satellite the GENMAT-1 successfully launched into Low Earth Orbit (LEO) and has established continuous contact with GenMat’s proprietary Mission Control Software (MCS).
•GenMat developed ready for use generative AI-based software that predicts relevant information pertaining to precious mineral deposits, validated on USGS and Comstock data, and is also currently commercializing.
•GenMat’s realization of these and other confidential technical milestones by GenMat’s world-class technical team mark a pivotal moment in GenMat’s evolution from conception to maturity, as GenMat’s technology transitions to a technology readiness level of 6 (prototype demonstration in relevant environments).
•Comstock’s prior investment agreements called for a milestone-based investment of $50,000,000 for 50% of GenMat’s fully diluted equity, of which approximately $15,000,000 has now been paid.
•Comstock and GenMat have agreed to realign the investment agreement based on GenMat’s significant achievements to date and current strategic, technical, and commercial development plans as follows:
oComstock’s previously paid $15,000,000 at a circa-2021 post-money valuation of about $46,000,000, now represents approximately 32% of GenMat’s fully diluted equity;

oComstock has committed up to another $25,000,000 over four years at a current post-money valuation of $200,000,000, increasing Comstock’s stake to up to 40% of GenMat’s fully diluted equity, until such time as GenMat accesses outside capital (expected for later this year); and,
oComstock’s overall commitment is reduced from $50,000,000 to $40,000,000, with participation and drag-along rights on future financing and liquidity events by GenMat.
•Comstock will license GenMat’s technologies on a modified non-exclusive early adopter basis in mining applications and on an exclusive early adopter basis for biofuels development and applications.

Maturing Rapidly
OpenAI's ChatGPT employs a generative large language model to generate new, valuable information for a wide range of use cases at orders of magnitude faster than what was previously possible. GenMat's AI operates similarly, but instead of generating words and language for a wide range of use cases, it generates new atoms, molecules, and physical systems for a wide range of materials applications, harnessing aspects of humanity's collective knowledge of physics and chemistry combined with proprietary synthetic datasets to discover new materials in an exponentially shorter time than traditional methods have allowed. To put this into perspective, new material discovery typically takes decades and tens to hundreds of millions of dollars. GenMat's AI can simulate tens of thousands of unique new materials in some cases at more than 98% precision and accuracy within just a matter of hours.
“GenMat has built an exceptional team, a remarkable data infrastructure and platform, and achieved a series of critical technical milestones and readiness surrounding its physics-based AI, simulation, engineering, and satellite remote sensing technology, remarkably, with less than $15 million to date, and they are now actively commercializing its solutions with sophisticated, industry leading technical, industrial and governmental partners,” said Corrado De Gasperis, Comstock Executive Chairman and Chief Executive Officer. “GenMat’s technologies are maturing much faster than anticipated when we first invested in 2021, qualifying GenMat for significant additional financing at increased valuations that capitalize on broadly increased investment interest in developers of generative AI-based technologies. The realignment and simplification of our investment agreements positions GenMat to accelerate its commercialization and monetization efforts in every way while we retain our rights in the biofuels and mining fields.”
Comstock’s operations primarily involve the innovation, development, commercialization, and monetization of intellectual properties and related assets, with teams focused on each core function in dedicated lines of business. Comstock also makes, owns, and manages investments in strategic technology developers to support its businesses, as recently demonstrated with significant realized and unrealized gains in Comstock’s metals investments.
Comstock’s investment in GenMat was and remains highly strategic to the expansion and monetization of our mineral estate and the advancements in the production of breakthrough renewable replacements for fossil crude at cost parity.

About Quantum Generative Materials LLC
Quantum Generative Materials LLC (“GenMat”) was founded in 2021 to develop and commercialize generative artificial intelligence models for the discovery of new materials and minerals. GenMat is a strategic investee of Comstock Inc. (NYSE: LODE), an innovator of technologies that enable systemic decarbonization and net zero circularity. GenMat is expanding the advancement of simulation and manipulation of matter for the discovery and development of new materials and minerals. GenMat has also built next generation physics software libraries that, when coupled with our generative AI, can dramatically accelerate materials development. These libraries and preloaded physics-models are customized, scaling and evolving. To learn more, please visit www.genmat.xyz.

About Comstock Inc.
Comstock Inc. (NYSE: LODE) commercializes innovative technologies that contribute to global decarbonization by efficiently converting under-utilized natural resources, primarily, woody biomass into net zero renewable fuels, end-of- life metal extraction, and generative AI-enabled advanced materials synthesis and mineral discovery. To learn more, please visit www.comstock.inc.

Comstock Social Media Policy
Comstock Inc. has used, and intends to continue using, its investor relations link and main website at www.comstock.inc in addition to its Twitter, LinkedIn and YouTube accounts, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

CONTACTS:
For investor inquiries:
RB Milestone Group LLC
Tel (203) 487-2759
ir@comstockinc.com

For media inquiries or questions:
Comstock Inc., Zach Spencer
Tel (775) 847-7532
questions@comstockinc.com

Forward Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: future market conditions; future explorations or acquisitions; future changes in our research, development and exploration activities; future financial, natural, and social gains; future prices and sales of, and demand for, our products and services; land entitlements and uses; permits; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in the Board of Directors); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land and asset sales; investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives, including the nature, timing and accounting for restructuring charges, derivative assets and liabilities and the impact thereof; contingencies; litigation, administrative or arbitration proceedings; environmental compliance and changes in the regulatory environment; offerings, limitations on sales or offering of equity or debt securities, including asset sales and associated costs; business opportunities, growth rates, future working capital, needs, revenues, variable costs, throughput rates, operating expenses, debt levels, cash flows, margins, taxes and earnings. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments, and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: adverse effects of climate changes or natural disasters; adverse effects of global or regional pandemic disease spread or other crises; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, and lithium, nickel and cobalt recycling, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration, metal recycling, processing or mining activities; costs, hazards and uncertainties associated with precious and other metal based activities, including environmentally friendly and economically enhancing clean mining and processing technologies, precious metal exploration, resource development, economic feasibility assessment and cash generating mineral production; costs, hazards and uncertainties associated with metal recycling, processing or mining activities; contests over our title to properties; potential dilution to our stockholders from our stock issuances, recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting our businesses; permitting constraints or delays; challenges to, or potential inability to, achieve the benefits of business opportunities that may be presented to, or pursued by, us, including those involving battery technology and efficacy, quantum computing and generative artificial intelligence supported advanced materials development, development of cellulosic technology in bio-fuels and related material production; commercialization of cellulosic technology in bio-fuels and generative artificial intelligence development services; ability to successfully identify, finance, complete and integrate acquisitions, joint ventures, strategic alliances, business combinations, asset sales, and investments that we may be party to in the future; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, lithium, nickel, cobalt, cyanide, water, diesel, gasoline and alternative fuels and electricity); changes in generally accepted accounting principles; adverse effects of war, mass shooting, terrorism and geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the Securities and Exchange Commission; potential inability to list our securities on any securities exchange or market or maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund, or any other issuer. Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund, or any other issuers.